May 31, 1996



SJO INC.
10 W. State Street
Suite 201
Geneva, Illinois 60134

Attention:  Mr. Zafar Fakroddin &
              Mr. Irwin Berger

      Re:   Management Agreement Renewal
            Shearson Hutton Performance Partners

Dear Mr. Fakroddin & Mr. Berger:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED


SJO INC.


By:


Print Name:
DAD/sr








June 24, 1997



SJO INC.
10 W. State Street
Suite 201
Geneva, Illinois 60134

Attention:  Mr. Zafar Fakroddin &
              Mr. Irwin Berger

      Re:   Management Agreement Renewal
            Shearson Hutton Performance Partners

Dear Mr. Fakroddin & Mr. Berger:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
      Chief Financial Officer,
      Director & Treasurer



AGREED AND ACCEPTED


SJO INC.


By:


Print Name:
DAD/sr